Oasis Midstream Partners LP Completes Acquisition of Additional Interests in Williston Basin Development Companies
HOUSTON, TX., November 20, 2018 /PRNewswire/ -- Oasis Midstream Partners LP (NYSE: OMP) (“Oasis Midstream” or the “Partnership    ”) successfully closed the acquisition of additional interests in Bobcat DevCo LLC ("Bobcat DevCo") and Beartooth DevCo LLC ("Beartooth DevCo") from Oasis Petroleum Inc. (NYSE: OAS) ("Oasis"). Closing occurred on Monday, November 19, 2018. The acquisition increased OMP's interest in the Bobcat DevCo to 25% from 10% and increased OMP's interest in the Beartooth DevCo to 70% from 40%.
Additionally, on November 14, 2018, OMP successfully closed its public offering of 2,300,000 common units representing limited partnership interests in the company. Total gross proceeds (before the underwriters’ discounts and commissions and estimated offering expenses) were $46,000,000. Both the 2,300,000 common units placed and $46,000,000 in gross proceeds reflect a complete exercise of the underwriter’s option to purchase 300,000 units.
Of the total $250 million purchase consideration, $125 million was financed under OMP’s revolver. The remaining $125 million was funded through the issuance of 6,250,000 common units, 2,300,000 of which were issued to the public with the remaining 3,950,000 units issued directly to Oasis. Upon closing, Oasis retains 68.5% ownership interest in OMP, including common and subordinated units, with the public owning the remaining 31.5%.
“The closing of Oasis Midstream Partners’ acquisition of additional interests in the Bobcat and Beartooth DevCos represents a strong end to an amazing year,” Said Taylor Reid, Chief Executive Officer of OMP. “This accretive purchase substantially increases OMP’s scale while enhancing the coverage outlook. It’s been a little over a year since OMP’s IPO, and the team has done a fabulous job executing our strategy, growing cash flow, and diversifying our customer base through third-party agreements. Since our IPO, we’ve increased the 2019 EBITDA outlook almost 70% organically, and the completion of our first drop increases the 2019 EBITDA estimate even further, now more than double our original projections. We’re excited about the future at OMP and look forward to delivering for our investors.”
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements regarding the intended us of offering proceeds and other aspects of the common unit offering. These statements are based on certain assumptions made by the Partnership based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, the Partnership’s ability to integrate acquisitions into its existing business, changes in oil and natural gas prices, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, the closing of the Acquisition, uncertainties in the estimates of proved reserves and forecasted production results of the Partnership’s customers, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Partnership’s ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Partnership’s business and other important factors. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Partnership’s actual results and plans could differ materially from those expressed in any forward-looking statements.
Any forward-looking statement speaks only as of the date on which such statement is made and the Partnership undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

About Oasis Midstream Partners LP
Oasis Midstream is a growth-oriented, fee-based master limited partnership initially formed by Oasis Petroleum to own, develop, operate and acquire a diversified portfolio of midstream assets in North America that are integral to the oil and natural gas operations of Oasis Petroleum and strategically positioned to capture volumes from other producers. Oasis Midstream’s initial assets are located in the Williston Basin area of North Dakota and Montana.
SOURCE Oasis Midstream Partners LP
For further information: Oasis Midstream Partners LP, Bob Bakanauskas, (281) 404-9600, Director, Investor Relations